Exhibit 99.1

For Immediate Release

Investor Contact:	Media Contact:
Inspire Pharmaceuticals, Inc.	BMC Communications
Jenny Kobin	Brad Miles
VP, Investor Relations and Corporate Communications	(212) 477-9007, Extension 17
(919) 941-9777, Extension 219

INSPIRE ANNOUNCES $75 MILLION FINANCING WITH WARBURG PINCUS

DURHAM, NC - July 18, 2007 - Inspire Pharmaceuticals, Inc. (NASDAQ: ISPH) announced today that it has entered into a securities purchase agreement for the sale of $75 million of exchangeable preferred stock to Warburg Pincus, a leading global private equity investor. The transaction was based on a price of $5.35 per common share and is expected to close this week.

Inspire plans to use the proceeds from the financing to fund AzaSite™ commercialization and several Phase 3 development programs and for working capital and general corporate purposes.

In conjunction with the financing, Inspire also announced the appointment of Jonathan S. Leff, a Managing Director of Warburg Pincus, to Inspire’s Board of Directors, effective upon the closing of the transaction. Mr. Leff leads Warburg Pincus’ investment activities in biotechnology and pharmaceuticals and is a member of the firm’s Executive Management Group.

“We are pleased to have Warburg Pincus as a significant investor and to add Jonathan as a member of our Board of Directors,” stated Christy L. Shaffer, President and CEO of Inspire. “Based on current operating plans, this financing strengthens our cash position and eliminates the near-term need for additional capital.”

“We are delighted to partner with Inspire and to provide this significant financing to the Company,” stated Mr. Leff. “We believe Inspire has an attractive portfolio of products and product candidates serving major unmet medical needs in ophthalmology and respiratory/allergy. We look forward to working together with the Inspire management team and Board of Directors to help Inspire achieve its long-term vision.”

Terms of the Financing

Each share of exchangeable preferred stock will be exchangeable for 100 shares of the Company’s common stock (subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate action having the similar effect with respect to the common stock). The exchangeable preferred stock will be automatically exchanged into shares of common stock upon receipt of stockholder approval and the expiration of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Inspire intends to seek stockholder approval of such exchange at a special meeting of the stockholders. Warburg Pincus will receive registration rights to cover resales of the securities received in the transaction.

4222 Emperor Boulevard, Suite 200 • Durham, North Carolina 27703
Telephone 919.941.9777 • Fax 919.941.9797

The exchangeable preferred stock will generally have no voting rights, except as required by law and subject to the right of its holders to consent to any amendment of its terms. If the exchangeable preferred stock remains outstanding on the first anniversary of the closing, then the exchangeable preferred stock will, under certain circumstances, begin to accrue dividends at the rate of 10% per annum. In addition, if the exchangeable preferred stock remains outstanding on the fourth anniversary of the closing, both the Company and the holders of the outstanding exchangeable preferred stock will have the right to cause the redemption of such stock, under certain circumstances, for cash in a per share amount equal to the greater of: (i) the sum of the purchase price per share for the exchangeable preferred stock plus all accrued but unpaid dividends thereon (whether or not declared) through the date of such redemption and (ii) an amount equal to the fair market value of the common stock on the date which the Company or the holders of the outstanding exchangeable preferred stock exercise such right multiplied by the then current exchange rate for the exchangeable preferred stock. Upon any liquidation or change in control, the holders of exchangeable preferred stock will have the right to cause the redemption of such stock.

Inspire will amend its Rights Agreement to permit Warburg Pincus to acquire beneficial ownership of up to the lesser of 32.5% of the Company’s voting securities on a fully diluted basis and 34.9% of the Company’s outstanding voting securities plus outstanding exchangeable preferred stock (on an as converted to common stock basis), without being deemed an “Acquiring Person.” Warburg Pincus will be subject to a 3-year standstill agreement relating to the acquisition of additional equity securities of the Company in excess of the limitations provided in the amendment to the Rights Agreement. In addition, Warburg Pincus will be granted a subscription right with respect to future issuances of equity securities by Inspire.

This announcement is neither an offer to sell nor a solicitation of an offer to buy shares of the Company’s exchangeable preferred stock. There are various conditions precedent to the closing of the financing. Further, this announcement is only a description of the terms of the financing and is not a solicitation of a proxy to approve the exchange of the exchangeable preferred stock for shares of common stock. Information concerning the exchange will be included in a proxy statement to be furnished to the Company’s stockholders in connection with the special meeting of stockholders.

About Inspire

Inspire is a biopharmaceutical company dedicated to discovering, developing and commercializing prescription pharmaceutical products in disease areas with significant commercial potential and unmet medical needs. Inspire employs a U.S. sales force for the promotion of AzaSite™ (azithromycin ophthalmic solution) 1% for bacterial conjunctivitis, Elestat® (epinastine HCl ophthalmic solution) 0.05% for allergic conjunctivitis and Restasis® (cyclosporine ophthalmic emulsion) 0.05% for dry eye. Inspire is focused on the therapeutic areas of ophthalmology and respiratory/allergy, and is developing products for dry eye, cystic

4222 Emperor Boulevard, Suite 200 • Durham, North Carolina 27703
Telephone 919.941.9777 • Fax 919.941.9797

fibrosis, allergic rhinitis and glaucoma. Elestat and Restasis are trademarks owned by Allergan, Inc. AzaSite is a trademark owned by InSite Vision Incorporated. For more information, visit www.inspirepharm.com.

About Warburg Pincus

Warburg Pincus has been a leading private equity investor since 1971. The firm currently has more than $20 billion of assets under management. Since inception, Warburg Pincus has invested $26 billion in more than 500 companies in 30 countries and across a range of sectors, including healthcare, consumer and retail, industrial, financial services, energy, real estate and technology, media and telecommunications. The firm has invested $4.8 billion in healthcare-related companies around the world, including approximately $1.5 billion to help build nearly 40 biotechnology and pharmaceutical companies. For more information, visit www.warburgpincus.com.

Forward-Looking Statements

The forward-looking statements in this news release relating to management’s expectations and beliefs are based on preliminary information and management assumptions. Specifically, no assurances can be made with respect to: the closing of the financing, including the timing thereof; whether the financing will be sufficient to fund the commercialization of AzaSite™, Inspire’s planned Phase 3 trials and Inspire’s other working capital needs; the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and the approval by Inspire’s stockholders of the exchange of the exchangeable preferred stock into shares of Inspire’s common stock. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, the seasonality of Elestat, intellectual property rights, adverse litigation developments, adverse developments in the U.S. Securities and Exchange Commission (SEC) investigation, competitive products, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, delays in manufacturing, funding, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration. Further information regarding factors that could affect Inspire’s results is included in Inspire’s filings with the SEC. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.

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4222 Emperor Boulevard, Suite 200 • Durham, North Carolina 27703
Telephone 919.941.9777 • Fax 919.941.9797